INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InfoNow Corporation, a Delaware corporation ("InfoNow" or the "Company"), will be held on May 11, 2001 at The Embassy Suites Hotel, Remington 2 Meeting Room, 1881 Curtis St., Denver, Colorado at 10:00 a.m. local time. The items of business, all of which are more completely set forth in the accompanying proxy statement, are:

1. Election of four (4) directors to serve until the next Annual Meeting of Stockholders, or until their successors are elected and qualified.

2. To amend the Company's 1999 Stock Option Plan to increase the number of shares of Common Stock available for purchase from 2,000,000 to up to 2,800,000 shares.

3.   Ratification of the appointment of auditors.

4.   Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. All stockholders are cordially invited to attend the Annual Meeting but only stockholders of record are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection at InfoNow during ordinary business hours for the ten-day period prior to the Annual Meeting.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Michael W. Johnson

                                          Michael W. Johnson
                                          Chairman and CEO

                                          April 16, 2001

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, IT IS IMPORTANT THAT YOU PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, OR VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE CARD. THIS WILL ENSURE A QUORUM AT THE ANNUAL MEETING AND AVOID ADDITONAL EXPENSE TO THE COMPANY FOR FURTHER SOLICITATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 11, 2001

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InfoNow Corporation (the "Board"), a Delaware corporation ("InfoNow" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on May 11, 2001 at 10:00 a.m. local time, at the The Embassy Suites Hotel, Remington 2 Meeting Room, 1881 Curtis St., Denver, Colorado], and at any and all adjournments of such meeting.

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as Stockholders absent from the Annual Meeting and will not be included in vote totals. The proxies will be tabulated and votes counted by American Securities Transfer & Trust, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company's Stockholders on or about April 16, 2001.

     Stockholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                            OUTSTANDING CAPITAL STOCK

     The record date for Stockholders entitled to vote at the Annual Meeting is March 16, 2001. At the close of business on that day, there were 8,146,244 shares of common stock, par value $0.001 per share, (the "Common Stock") of the Company outstanding and entitled to vote at the meeting and 250,000 shares of Series B preferred stock, $0.001 par value per share, of the Company ("Preferred Stock") outstanding and entitled to vote at the meeting. ( The Common Stock and Preferred Stock shall be referred to collectively as the "Stock" in this Proxy Statement).

                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. A holder of Preferred Stock is entitled to one vote per share of Common Stock into which each share of Preferred Stock is convertible. As of March 16, 2001, the outstanding shares of Preferred Stock were convertible into 950,570 shares of Common Stock. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                        ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the Stockholder otherwise specifies in the proxy, will be voted (i) FOR the approval of an amendment to the InfoNow Corporation 1999 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,000,000 to up to 2,800,000, (ii) FOR the election of each of the four nominees named herein for the office of director, (iii) FOR the selection of Deloitte & Touche, LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 2001, and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where Stockholders have appropriately specified how their proxies are to be voted, they will be voted in accordance with such instructions. If any other matter of business is properly brought before the meeting, the proxy holders may vote the proxies on such matters at their discretion. The directors do not know of any such other matter or business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes set forth as of March 16, 2001, the number of shares of the Company's outstanding voting securities beneficially owned by (i) the Company's Chief Executive Officer and by the next four highest compensated executive officers who were serving as executive officers at the end of the 2000 fiscal year whose individual total cash compensation for the 2000 fiscal year exceeded $100,000 (the "Named Executive Officers"), (ii) each director and nominee for director of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each person or group of persons known by the Company to beneficially own more than five percent (5%) of the outstanding voting securities of the Company. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company.


                                          Amount and                                 Shares Beneficially
                                          Nature of          Percent of Class        Owned Which May be
  Name and Address of                     Beneficial           Beneficially          Acquired Within 60
  Beneficial Owner                        Ownership              Owned(2)                  Days(3)
  ---------------------------------     ---------------      ------------------     ----------------------

  Officers and Directors(1):

  Michael W. Johnson                       1,454,092             15.7%                     1,140,656
  Duane Wentworth                             25,000              0.3%                        25,000
  Michael D. Basch                           179,119              2.2%                       170,694
  Kevin D. Andrew                            231,502              2.8%                       213,724
  Donald Kark                                218,222              2.6%                       218,222
  Jim Brandt                                  63,056              0.8%                        63,056
  Peter Bryant                                61,111              0.7%                        61,111
  Allan Spies                                 10,000              0.1%                        10,000

  All Officers and  Directors as a
  Group (9 persons):                       2,242,102             22.3%                     1,902,463

  Principal Stockholders:

  Putnam Investments                      1,055,833(4)           13.0%                       1,055,833
  7 Shattuck Road
  Andover, MA 01810-2450

  Putnam OTC and  Emerging  Growth
  Fund                                    760,456(5)               9.3%                    760,456
  7 Shattuck Road
  Andover, MA 01810-2450

-------------------------------

(1) Unless otherwise indicated, address of record is 1875 Lawrence St., Ste. 1100, Denver, CO 80202.

(2) Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company understands that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Represents the number of common shares set forth in column 1 that the beneficial owner has the right to obtain through the exercise of warrants or options that are currently exercisable or that are exercisable within the next 60 days from March 16, 2001.

(4) Represents on an as-converted to Common Stock basis 200,000 shares of Series B Preferred Stock held by Putnam OTC and Emerging Growth Fund, and 50,000 shares of Series B Preferred Stock held by Putnam Emerging Information Sciences Fund; and 105,263 shares of Common Stock issued March 30, 2000.

(5) Represents 200,000 shares of Series B Preferred Stock on an as-converted to Common Stock basis. Putnam OTC and Emerging Growth Fund is managed by a subsidiary of Putnam Investments who also beneficially owns such shares.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

     Pursuant to the Bylaws of the Company, the authorized number of directors of the Company has been set at five. The Board has nominated four persons to be directors and four directors are to be elected at the meeting. The Company is currently conducting a search to fill the fifth director vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee will be elected to hold office until the next annual meeting of Stockholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than four persons. If a quorum is present, the four nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

     The Board of Directors' nominees for the office of director are as follows:

     Michael W. Johnson, 38, has been Chief Executive Officer and President and a director of the Company since October 1995. In September of 1998, Mr. Johnson was elected Chairman of the Board. From 1990 to October 1995, Mr. Johnson was a consultant with McKinsey & Company, an international management consulting firm, where he served leading technology companies in the United States and Europe on issues of growth, strategy, customer service, and mergers and acquisitions. Mr. Johnson received a Bachelor of Science degree in Applied and Engineering Physics, and a Bachelors of Arts degree in English from Cornell University, a Diplome from Universite de Paris, and a Masters of Business Administration degree from Stanford University Graduate School of Business.

     Duane Wentworth, 70, has been a director since July 1997 and has served as a management consultant to various businesses since 1992. Mr. Wentworth has over 41 years of business experience, including serving in management positions with IBM and Control Data. During his tenure at Control Data, from 1976 to 1982, he was responsible for the formation of Professional Services division, which provided world-wide consulting services for Control Data. Mr. Wentworth has also served as chairman and owner of Data Decisions, Inc., a supplier of specialized data processing services. Mr. Wentworth is a member of the Audit and Compensation Committees.

     Michael Basch, 61, has been a director since February 1998 and was elected Vice President of Marketing and Sales for the Company in September 1998. In July, 1999, Mr. Basch was appointed Vice President of Business Development. In November, 2000 Mr. Basch was appointed Development Advisor in conjunction with the establishment of Basch & Cummings. Prior to joining the Company Mr. Basch founded and served as President of Service Impact since 1989 which was established to advance the art, science and practice of leadership. Mr. Basch was Senior Vice President and a founding officer of Federal Express Corporation, for the first ten years of its existence, from 1972 to 1982. During his tenure at Federal Express, Mr. Basch established and led a number of key functions, including Sales, Customer Service, Personnel, Corporate Development, the Federal Express Southern Division, PartsBank, and Hub Distribution Services. He also conceived of the Federal Express tracking and tracing system and designed, built and managed the $100 million Superhub, which remains the largest system of its kind in the world. Mr. Basch is a member of the Audit Committee. In August, 2000, Mr. Basch formed Basch & Cummings, Inc., a company that provides consulting services relating to enterprise channel management. Mr. Basch currently serves as President of Basch & Cummings, Inc. Further information regarding Basch & Cummings, Inc. is provided below under "Certain Relationships and Related Transactions".

     Allan R. Spies, 52, has been a director since October 2000. Mr. Spies has over 30 years experience in operations, finance, and business matters. From 1996-2000, he served as the Chief Financial Officer of US West, a major telecommunications firm located in Denver, Colorado. He worked for AT & T from 1970-1983, and for MediaOne from 1993-1996. He currently serves on the Boards of eyeRIS and Telseon companies. Mr. Spies is chair of the Audit Committee and a member of the Compensation Committee.

     Messrs. Johnson, Wentworth, Basch and Spies currently serve on the Company's Board. Directors are elected annually to serve until the next annual meeting of Stockholders or until their successors are duly elected.


Committees of the Board of Directors

     The Board has established an Audit Committee and a Compensation Committee. The members of the Audit Committee are Michael Basch, Allan Spies, and Duane Wentworth. Messrs. Spies and Wentworth are independent directors, as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. As an employee of the Company, Mr. Basch is not considered to be an independent director. In order to comply with the requirements of NASD Rule 4350(d)(2), the Company plans to nominate another independent director to the Audit Committee by June, 2001. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit and considering whether the provision of non-audit services is compatible with auditor independence, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met one time in the fiscal year ended December 31, 2000.

     Audit Committee Report. The Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed with the independent auditors the matters required to be discussed by SAS 61 regarding the Codification of Statement on Auditing Standards. The Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 and has discussed the issue of independence with the independent accountant. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

     The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time in the fiscal year ended December 31, 2000. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

     Directors are reimbursed for expenses incurred for attending any Board or committee meeting. There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company except for Michael Basch, who is the father-in-law of Michael Johnson, the Chief Executive Officer and Chairman of the Board of the Company.

     During the fiscal year ended December 31, 2000, there were seven meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board of which they were members.


                                   PROPOSAL 2
     APPROVAL OF INCREASE IN AUTHORIZED SHARES IN THE 1999 STOCK OPTION PLAN


     On February 23, 2001, the Board of Directors amended, subject to stockholder approval, the InfoNow Corporation 1999 Stock Option Plan (the "Plan"). A copy of the Plan was initially filed with the Securities and Exchange Commission in connection with the Company's Definitive Proxy Statement (DEF 14A) filed on March 27, 2000. The Plan, as proposed to be amended, is set forth as Appendix B to this Proxy Statement. The number of shares of Common Stock available for issuance under the Plan was increased to 2,800,000 (or such lesser number as may be acceptable to the Vancouver Stock Exchange regulatory authority) from 2,000,000 shares of Common Stock, subject to adjustment for dividend, stock split or other relevant changes in the Company's capitalization

     The Board of Directors adopted the Plan on April 23, 1999 and it was approved by the Company's stockholders in April 2000.

     As of February 28, 2001, options to purchase an aggregate of 2,058,256 shares of Common Stock are outstanding pursuant to the Plan and 29,312 options have been exercised since inception of the Plan. As of February 28, 2001, the market value of all shares of Common Stock subject to outstanding options was $3,955,968 (based upon the average bid and asked prices as reported by the Nasdaq trading system as of such date).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PLAN INCREASING THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE THEREUNDER TO 2,800,000 FROM 2,000,000.

     The amendment to the Plan will be approved if a majority of the shares present in person or represented by proxy at the meeting are voted in favor of the amendment. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the adoption of the amendment to increase the number of shares reserved to 2,800,000 from 2,000,000 shares for issuance thereunder. The following description of the Plan, as amended, is qualified in its entirety by reference to the Plan included herewith as Exhibit A.

Summary of the Plan

Purpose

     The purpose of the 1999 Plan is to attract, motivate and retain key employees, consultants and directors of the Company to promote the long-term success of the Company and its subsidiaries, and therefore improve stockholder value. There are four directors and approximately 110 employees eligible to participate in the 1999 Plan.

Administration

     The Compensation Committee of the Board of Directors (the "Committee") has been given full authority to administer the 1999 Plan and to grant awards to eligible employees, directors of and consultants to the Company.

Shares Subject to the 1999 Plan

     The aggregate number of shares of Common Stock which may be issued under the 1999 Plan, prior to amendment, is 2,000,000. The fair market value of the aggregate number of shares issuable to an individual in a single calendar year with respect to which incentive stock options are first exercisable cannot exceed $100,000. Stock options which are not exercised, and the underlying shares of stock purchased, before such stock options expire may again be made subject to stock options under the 1999 Plan.

     The number of shares subject to stock options and the option price of such shares, and the aggregate number of shares which may be made subject to stock options under the 1999 Plan in the future, will be appropriately adjusted upon a reorganization, recapitalization, stock dividend paid in capital stock of the Company, stock split, combination of shares, exchange of shares, change in corporate structure or other such change in the Common Stock.

Grant of Stock Options

     Subject to the provisions of the 1999 Plan, the Committee may grant stock options to any eligible person under the 1999 Plan and has authority to determine the option price and vesting schedule of such options. Each stock option will be evidenced by a written stock option agreement containing the terms and conditions as the Committee may determine, subject to the provisions of the 1999 Plan.

     Stock options granted under the 1999 Plan may be either incentive stock options ("ISO's") intended to qualify under Section 422 of the Internal Revenue Code, as amended, (the "Code"), or nonstatutory stock options ("NSO's") which do not qualify as incentive options under section 422 of the Code. The option price of any ISO may not be less than the fair market value of the Common Stock, or for a person who holds more than 10% of the Company's outstanding voting stock, not less than 110% of the fair market value of the Common Stock, on the date of grant. The option price of any NSO may not be less than 85% of the fair market value of the Common Stock on the date of grant.

Eligibility and Participation

     Grants of ISO's may be made to employees of the Company and NSO's may be granted to employees, directors of, or consultants to the Company. Any director of the Company who is also an employee of the Company is eligible to receive ISO's.

Exercise of Options; Term

     Subject to the provisions of the 1999 Plan, the Committee shall determine when a stock option, or a portion of a stock option, becomes exercisable and when it expires. Stock options shall expire no later than ten years after the date of grant, except for ISO's granted to persons who hold more than 10% of the outstanding common stock of the Company, in which case stock options shall expire no later than five years after the date of grant. If an employee of the Company is terminated for any reason other than due to death or disability or for cause, the employee may exercise options exercisable as of the date of termination for a period ending on the last day of the month following the month of termination. Upon the death or disability of an employee, options exercisable as of the date of death or disability are exercisable for the twelve month period following such death or disability. In no event, however, are options exercisable later than the specified expiration date. If an employee, director or consultant is terminated for cause, as defined in the 1999 Plan, any unexercised stock options terminate.

Terms of Payment

     Subject to applicable law, the Committee, in its discretion, may permit a participant to make payment for the exercise of a stock options granted under the 1999 Plan (1) in cash, (2) by surrendering to the Company whole shares of Common Stock previously acquired by the participant, (3) by requesting that a portion of the shares of Common Stock issuable upon exercise of the stock option be withheld based on their fair market value on the date of grant, or (4) by delivering a promissory note to the Company or borrowing funds from the Company on terms and conditions determined by the Committee in its sole discretion.

Assignability

     Options granted under the 1999 Plan are exercisable only by the participant or the participant's legal representative during the participant's lifetime. No options may be assigned or transferred by a participant other than by will or the laws of descent and distribution, unless the Committee in its sole discretion permits the assignment or transfer of a NSO on the terms and conditions the Committee may determine.

Corporate Transactions and Changes in Control

     Upon a merger, consolidation, or acquisition of the Company, a share exchange in which 95% or more of the outstanding capital stock of the Company is exchanged for securities of another corporation, or the sale of all or substantially all of the Company's assets, the Committee may, in its discretion, accelerate the vesting schedules of stock options so that stock options will become exercisable as to shares which could have been purchased under such vesting schedules within 12 months after the date of consummation of such a transaction. The Committee also has discretion upon any such event to accelerate the vesting of all stock options outstanding immediately prior to the consummation of the transaction or to require participants, in lieu of exercising vested options, to accept cash payment in consideration for termination of their stock options. All unexercised stock options terminate upon the consummation of any such transaction, unless expressly assumed by a successor corporation.

     If an employee is terminated without cause by the Company within one year following a change in control of the Company, the vesting schedule of all stock options held by such employee shall be automatically accelerated.

Amendment

     The Board of Directors may from time to time alter, amend, suspend or discontinue the 1999 Plan, except that no such action may adversely affect the rights and obligations of any stock options outstanding under the 1999 Plan. The stockholders must approve any increase in the maximum number of shares of Common Stock subject to the 1999 Plan, to materially modify eligibility requirements or materially increase benefits accruing to participants under the 1999 Plan.

Term of the 1999 Plan

     No stock options may be granted under the 1999 Plan after April 23, 2009. Stock options outstanding after April 23, 2009 will continue to be governed by the provisions of the 1999 Plan until they are exercised or expire.

Income Tax Treatment to the Company and the Participants

     The following summarizes only the federal income tax consequences of stock options granted under the 1999 Plan based on current tax laws, rules and regulations. State and local tax consequences may differ.

     NSO's

     The grant of an NSO under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of an NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to a corresponding income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than twelve months following exercise. The Company does not receive a tax deduction for any such gain.

     ISO's

     The grant of an ISO under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on the period of time for which the stock was held. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The difference between the fair market value of shares granted under an ISO at exercise and the exercise price is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2000 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2000, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements.

                               EXECUTIVE OFFICERS

The following persons were the executive officers of the Company as of December 31, 2000:

Name                                Position(s)
----                                -----------
Michael W. Johnson                  Chief Executive Officer and Chairman of
                                     the Board
Peter Bryant                        President (1)
Kevin D. Andrew                     Executive Vice President, Chief Financial
                                     Officer, Secretary and Treasurer(2)
Donald Kark                         Executive Vice President,  CTO
James T. Brandt                     Executive Vice President, Operations
Joseph Penta                        Executive Vice President, Sales

As of March 16, 2001, the executive officers of the Company are:

Name                                Position(s)
----                                -----------
Michael W. Johnson                  Chief Executive Officer and Chairman of
                                      the Board
Donald Kark                         Executive Vice President,  CTO
James T. Brandt                     Executive Vice President, Operations
Joseph Penta                        Executive Vice President, Sales
Harry R. Herbst                     Executive Vice President, Chief Financial
                                     Officer (3)
Kevin D. Andrew                     Secretary and Treasurer

(1) As of February 27, 2001, Kevin Andrew became the Vice President, Administration and Finance

(2)  Peter Bryant resigned as President of the Company as of March 14, 2001.

(3) Harry Herbst was elected as Executive Vice President, Chief Financial Officer on February 22, 2001.

     Information concerning the business experience of Mr. Johnson is provided under the section above entitled "Election of Directors."

     Peter J. Bryant, 41, was elected as President of the Company in July 2000. Prior to joining InfoNow Mr. Bryant was Vice President of Operations, North America for Mincom, Inc., a leading Enterprise Asset Management software company where he was responsible for all sales, marketing and alliance functions from June 1999 to July 2000. From Sept 1996 to May 1999 he served in Denver as Vice President for New Business for Computer Associates International, the 3rd largest global provider of enterprise software solutions. Through 1995 and 1996 Mr. Bryant held senior executive positions with OpenPlus International and Compuware Solutions in Sydney. From 1985 to 1995 Mr. Bryant managed and directed a variety of functions in Computer Associates Sydney, the Asia Pacific Headquarters. These positions included Chief Operating Officer from 1990 to 1995, Director of the Enterprise Applications Products Division Asia Pacific from 1987 to 1990. Prior to 1985 Mr. Bryant was with Coopers and Lybrand , Software International and General Electric. Mr. Bryant is a Fellow of the Australian Institute of Company Directors, a Chartered Accountant (NZ), and holds a bachelor's degree in commerce and administration from Victoria University in Wellington, New Zealand. As of March 14, 2001, Mr. Bryant resigned from the Company.

     Kevin D. Andrew, 41, was elected as Executive Vice President, Chief Financial Officer, Secretary and Treasurer in March 1996. On February 27, 2001, he became Vice President, Administration and Finance of the Company. Prior to joining InfoNow, Mr. Andrew was President of Andrew Consulting, LLC, a financial management services firm and served as a consultant to the Company from October 1995 to March 1996. From 1992 to 1995 he served as Chief Financial Officer of Air Methods Corporation, a publicly held provider of emergency air ambulance services, and from 1983 to 1991 served in various senior financial management positions at CRSS, Inc., a diversified services company listed on the New York Stock Exchange. During his tenure at CRSS, Mr. Andrew served as chief accountant, director of general accounting, director of internal audit and Vice President and controller of Natec Resources, Inc., a 50%-owned affiliate of CRSS, Inc. Prior to 1983, Mr. Andrew was with KPMG Peat Marwick. Mr. Andrew has held CPA certificates in both Colorado and Texas. He earned his Bachelor of Science degree in Business from Arizona State University.


     Donald Kark, 36, was elected to his position as Vice President in May of 1997. In March of 2000, Mr. Kark was named Chief Technology Officer. Prior to joining InfoNow in December 1996, Mr. Kark was with Welkin Associates, Ltd., from June 1995 to December 1996, where he was a consultant and advisor to high technology clients on advanced technology information systems. From June 1985 to June 1995, Mr. Kark worked with TRW, Inc., as a chief engineer, project manager, hardware engineer and software developer. He holds a B.S.C.E.E. from Purdue University and has won numerous awards for his professional accomplishments, including TRW's most prestigious engineering award, the TRW Chairman's Award for Innovation

     James Brandt, 37, joined InfoNow Corporation as Director of Operations in May of 1999. In March 2000, Mr. Brandt became Vice President. Prior to InfoNow he was with TRW for 15 years starting as a Software Engineer and progressively moving to System Engineer, Lead Engineer, and ending as Program Manager. Jim received a TRW Fellowship award entitling him to a full post graduate scholarship. He was also selected to TRW's exclusive Leadership Program designed for future executives. Jim has a BS degree in Electrical Engineering/Computer Science from Notre Dame and a MS degree in Electrical Engineering from University of Southern California.

     Joseph R. Penta, 46, was elected to his current position as Executive Vice President of Sales in October 2000. Prior to joining InfoNow Mr. Penta was Vice President with New Era of Networks, Inc. from June 1998 through October 2000, where he increased license and professional service sales by 600%. From April 1996 through June 1998 Mr. Penta was Area Vice President with NovaSoft, Inc. From 1991 through 1995 he was Director, Asia-Pacific with Chipcom, Corp. Mr. Penta was inducted into the Who's Who of International Business Executives in 1998 and is an honors graduate of the University of Massachusetts.

     Harry R. Herbst, 49, was elected to his current position of Executive Vice President and CFO in February 2001. Prior to joining InfoNow Mr. Herbst was Executive Vice President and Chief Financial Officer at ICG Communications, Inc. While there, he was responsible for all corporate finance activities including tax, treasury, financial/business analysis, investor relations, financial accounting, SEC filing and management reporting. From 1995 to 1998, he served as vice president, finance and strategic planning and treasurer for Gulf Canada Resources Limited. Prior to that, Mr. Herbst began his professional career as a CPA with Coopers & Lybrand (now Price Waterhouse Coopers). He holds a master degree from the University of Denver and an undergraduate degree in accounting from the University of Colorado.

     All executive officers are appointed by the Board of Directors and serve at the Board's discretion.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 2000, 1999, and 1998 by the Company's Chief Executive Officer and by the next four highest compensated executive officers who were serving as executive officers at the end of the 2000 fiscal year whose individual total cash compensation for the 2000 fiscal year exceeded $100,000 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                                      Long-Term Compensation
                                                                      ---------------------------------------
                                                                          Securities
                                                                          Underlying
Name of                                      Salary          Bonus         Options/            All Other
Principal Position               Year          ($)            ($)          SARs (#)           Compensation
----------------------------    --------    ----------     ----------    --------------       ------------

Michael W. Johnson              2000         139,122              -             -                  -
   Chief Executive              1999         110,000         40,000       432,889                  -
   Officer, , Chairman of       1998         110,000              -       106,774                  -
   the Board

Kevin D. Andrew                 2000         117,501         25,000             -
   CFO/Vice President           1999          98,998         25,000       100,000                  -
   Secretary and Treasurer      1998          88,000         17,500             -                  -

Donald Kark                     2000         121,114         35,000             -              3,482.50(3)
   Vice President               1999         106,174         35,000       100,000                  -
   Engineering/ Technology      1998          91,667         30,000             -                  -

Jim Brandt(2)                   2000         105,833         35,000        45,000                  -
    Vice President,             1999          57,981         18,000        55,000                  -

Peter Bryant(1)                 2000          92,930         15,000       200,000                  -

--------------------

(1)  Mr. Bryant joined the Company in July 2000.

(2)  Mr. Brandt became Vice President in March of 2000.

(3) Mr. Kark was given airplane tickets due to the mandatory postponement of a vacation.

     The following table presents information concerning individual grants of options to purchase Common Stock made during the fiscal year ended December 31, 2000, to each of the Named Executive Officers. No options/SARs were issued to Mr. Johnson, Andrew, or Kark during the year ended December 31, 2000.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             Number of       Percent of Total
                            Securities         Options/SARs          Exercise
                            Underlying          Granted to              or
                           Options/SARs         Employees           Base Price
Name                        Granted (#)        in Fiscal Year          ($/Sh)          Expiration Date
----                        -----------       ---------------       -----------        ---------------

Peter Bryant               200,000(1)             31.20%              5.63                6/14/05

Jim Brandt                  45,000(2)               7.0%             12.63                2/10/05

--------------------

(1) Vests over 36 months from the grant date of June 14, 2000 with a cliff vest of 7 months and 1/36th vesting each month after the grant.

(2) Vests over 36 months from the grant date of February 10, 2000 with a cliff vest of 7 months and 1/36th vesting each month after the grant.

     The following table sets forth the fiscal year-end value of unexercised options to purchase Common Stock for each Named Executive Officer. No options or SARs were exercised by the Named Executive Officers during the fiscal year ended
December 31, 2000.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/SAR VALUES

                                      Number of Securities                 Value of Unexercised
                                     Underlying Unexercised              In-the-Money Options/SARs
                                   Options/SARs at FY-End (#)                at FY-End ($)(1)
                                   --------------------------                ----------------
         Name                    Exercisable      Unexercisable       Exercisable       Unexercisable
         ----                    -----------      -------------       -----------       -------------
Michael W.  Johnson               1,090,489             41,667            $11,480                  $0

Kevin D. Andrew                     199,835             63,889              1,640                   0
Donald Kark                         207,111             63,889              1,520                   0
Peter Bryant                              0            200,000                  0                   0
Jim Brandt                           51,806             48,194                  0                   0

-------------------

(1) Based upon the difference between the exercise price and the fair market value of the Common Stock for those options which at December 31, 2000 had an exercise price less than the fair market value of the Common Stock on such date. The fair market value of Company Common Stock at December 31, 2000, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $1.42 per share.

Director Compensation

     Directors who are employees of the Company receive no additional compensation for service on the Board of Directors. Each director who is not a full-time employee of the Company is reimbursed expenses for attendance at Board and Committee meetings. From July 2, 1997 through December 31, 1998, each non-employee director was entitled to receive a retainer fee of $1,000 per month. These retainers were accrued and paid in full to each director as of December 31, 1999. Effective January 22, 1999, the directors agreed to eliminate retainer fees for further Board meetings. Each non-employee director is also awarded an option to purchase 20,000 shares of the Company's Common Stock on a bi-annual basis. The options are exercisable at the fair market value of the Company's Common Stock on the date of issuance and are exercisable over a 24 month period. Options expire ten (10) years from date of issuance. Any unexercised options are forfeited upon resignation from the Board of Directors.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     On April 15, 2000, the Company entered into an eighteen-month employment agreement with Michael W. Johnson, Chief Executive Officer and Chairman of the Board of the Company. The agreement provides for an annual base salary of $150,000 and cash performance bonuses of up to $175,000 based on defined financial performance targets. The agreement provides for the acceleration of the vesting of all option awarded to him in the event that there is a change in control of the Company. If Mr. Johnson is terminated without cause, he is entitled to a 90-day advance notice and a severance payment equal to 75% of his annual base salary then in effect. In addition, the Company will accelerate vesting of 50% of all unvested options held by him at the date of his termination.

     On November 8, 1999, Mr. Johnson terminated certain anti-dilution rights he had under the option agreement between the Company and Mr. Johnson, and certain rights he had under an incentive compensation agreement with the Company giving him 12% of the proceeds if a sale of the Company was consummated at a value greater than $20 million. In return, the Company issued to Mr. Johnson options to purchase 430,000 shares at $5.99 per share, 280,000 shares of which were exercisable immediately and the remaining 150,000 shares to be exercisable at the rate of 1/18 of such shares on each month from December 8, 1999. The options have a term of 5 years.

     On June 14, 2000, the Company entered into a thirty-six month employment agreement with Peter Bryant, President of the Company. The agreement provides for an annual base salary of $190,000 and cash performance bonuses of up to $233,750 based on defined performance targets. The agreement provides for the acceleration of the vesting of all option awarded to him in the event that there is a change in control of the Company. If Mr. Bryant is terminated without cause, he is entitled to severance payments for a period of nine months equal to 75% of his annual base salary then in effect. In addition, the Company will accelerate vesting of 25% of all unvested options held by him at the date of his termination. On March 13, 2001, Mr. Bryant resigned as President of the Company, but will remain an employee of the Company and paid at a rate of 75% of his base salary for an undetermined length of time not to extend beyond December 12, 2001. Mr. Bryant will be paid a bonus of $22,400 on July 1, 2001 and the Company will accelerate vesting of previously granted options to purchase 50,000 shares of the Company's stock to be exercisable through March 12, 2003.

     On January 1, 1998, the Company entered into an eighteen-month employment agreement with Kevin D. Andrew, Chief Financial Officer and Vice President of the Company. The contract automatically renews for successive twelve-month terms unless the Company provides written notice sixty days prior to the expiration of the agreement terms. The company pays Mr. Andrew an annual salary of $110,000. Mr. Andrew is eligible for an annual performance bonus up to a maximum of 35% of base annual salary. Mr. Andrew is eligible to receive options to purchase Common Stock as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If Mr. Andrew is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination. Mr. Andrew has elected to terminate his employment with the Company as of May 5, 2001 and has entered into an agreement with the Company which modifies the terms of his employment agreement. In lieu of any severance payment, Mr. Andrew will receive a bonus of $60,000. The Company will grant an extension of the expiration of his options to May 5, 2002. Mr. Andrew has agreed to provide up to 40 hours of support following his departure from the Company.

     On February 16, 1998, the Company entered into an eighteen-month employment agreement with Donald Kark, Vice President of Engineering and Technology. On September 6, 1999 Mr. Kark's agreement was renewed for 18 months. The Company pays Mr. Kark an annual salary of $110,000. Mr. Kark is eligible for an annual performance bonus up to a maximum of 30% of base annual salary. Mr. Kark is eligible to receive options to purchase Common Stock as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If the agreement is not renewed by the Company, Mr. Kark will receive a one-time severance payment equal to 25% of annual base salary. If Mr. Kark is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

     On September 1, 2000, the Company entered into an employment agreement with Joseph R. Penta, Executive Vice President of Sales. The agreement provides for a base salary of $150,000, cash commissions of up to $115,000 based upon successful achievement of sales performance targets, and cash performance bonus of up to $44,000 based upon quarterly targets. The agreement provides for the acceleration of the vesting of all options awarded to him in the event that there is a change in control of the Company. If Mr. Penta is terminated without cause, he is entitled to severance payments for a period of seven months equal to 75% of his annual base salary then in effect. In addition, the Company will accelerate vesting of 25% of all unvested options held by him at the date of his termination.

     On February 22, 2001, the Company entered into a three-year employment agreement with Harry R. Herbst, Executive Vice President and Chief Financial Officer. The agreement provides for a base salary of $190,000, and cash performance bonuses of up to $191,250 based on defined performance targets. If Mr. Herbst is terminated without cause, he is entitled to severance payments equal to his then base salary for a period of 12 months; and the accelerated vesting of his options based on the formula in Section 1(b) of the Option Agreement.



Certain Relationships and Related Transactions

     On December 31, 1999, the Company sold 250,000 shares of Series B convertible Preferred Stock to Putnam OTC and Emerging Growth Fund and Putnam Emerging Information Sciences Trust, which are managed by subsidiaries of Putnam Investments, a holder of more than 5% of the Company's outstanding voting securities, for $5 million. The Preferred Stock is convertible into Common Stock at the option of Putnam at a conversion price of $5.26 per share, subject to certain adjustments, and is entitled to one vote on all matters submitted for stockholder approval for each share of Common Stock into which the Preferred Stock is convertible.

     The Preferred Stock is also entitled to certain preferences with respect to the payment of dividends and upon the liquidation, dissolution or winding up of the Company, or upon a change in control of the Company. In addition, as long as 200,000 shares of Series B Preferred Stock are outstanding, the consent of holders of 70% of the Series B Preferred Stock is required prior to a merger, consolidation or sale of all or substantially all of the assets of the Company in a transaction that does not result in per share consideration of at least three times the Series B conversion price; a repurchase or redemption of equity or debt; the authorization or issuance of equity securities senior to or on parity with the Series B Preferred Stock, or of additional shares of Series B Preferred Stock; an increase or decrease in the size of the Board of Directors; the incurrence of indebtedness or encumbrance of any asset outside the ordinary course of business or in excess of 10% of the Company's market capitalization; transactions with affiliates of the Company not approved by the Compensation Committee; or the establishment of non-wholly owned subsidiaries or the sale or transfer or issuance to any third party of any subsidiary's stock.

     In October, 2000, the Company purchased shares of Series A Preferred Stock in Basch & Cummings, Inc., representing 20% of all capital shares of Basch & Cummings, Inc. The terms of these shares provide that, until redeemed, they shall be convertible into common shares representing 20% of all capital shares of Basch & Cummings, Inc. on a fully diluted basis. The Preferred Shares provide for 7% cumulative dividends , a liquidation preference equal to the full amount paid plus accrued dividends, redemption at any time prior to conversion for the full investment plus accrued dividends, redemption if the revenues of Basch & Cummings exceed $1 million in any twelve-month period for the full investment plus accrued dividends, and voting privileges with common shares on an as-converted basis. Under the terms of the stock purchase agreement, the Company agreed to make payments for the shares totaling $187,918. Currently, the Company is making monthly payments in the amount of $18,669 through August 15, 2001 to be applied to the purchase price. The Company has reserved the right to cancel the stock purchase agreement at any time after May 1, 2001 if Basch & Cummings does not provide at least one referral for the Company's services which result in contracted sales for the Company. Michael Basch, President of Basch & Cummings, Inc. is also an employee and director of InfoNow. As of March 1, 2001, the Company has not completed any business transactions with Basch & Cummings, Inc

                                   PROPOSAL 3
                             APPOINTMENT OF AUDITORS

     We have selected Deloitte & Touche, LLP as our independent auditors to perform the audit of our financial statements for 2001, and the stockholders are being asked to ratify this selection. Deloitte & Touche, LLP have been our independent auditors since 2000. Representatives of Deloitte & Touche, LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they so desire to do so and will be available to respond to appropriate questions.

     In March 2000, we selected Deloitte & Touche, LLP as our principal independent auditors to replace Hein + Associates LLP. The decision to change independent auditors was approved by the board of directors. Hein + Associates LLP audited our financial statements for the period from 1997 through 1999.

     During the fiscal years ended December 31, 1997, 1998 and 1999, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction. Hein reports on the financial statements for the past two years have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles.

Audit Fees

     InfoNow Corporation paid $30,000 for the annual audit of fiscal year 12/31/2000. $10,500 was paid during the year ended 12/31/2000 for review of 10-QSBs.

     All Other Fees

     InfoNow Corporation paid $8,192 for all other non-audit services, including tax-related and other expert services rendered by the outside auditor during the fiscal year ended 12/31/2000.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE, LLP.

                              STOCKHOLDER PROPOSALS

     Any proposals from Stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2001 Annual Meeting of Stockholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on November 19, 2000.

     Under the rules promulgated by the Securities and Exchange Commission, stockholder proposals not included in the Company's proxy materials for its 2002 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after February 4, 2002. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company's proxy materials for the 2002 Annual Meeting unless the Company receives notice thereof by February 4, 2002 and the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act of 1934, as amended, are met.

                                  OTHER MATTERS

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.


     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2000, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements, for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any Stockholder (including any beneficial owner) upon written request to Harry Herbst, Chief Financial Officer, 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202. A copy of the exhibits to such report will be furnished to any Stockholder upon written request and payment of a nominal fee.

                                                                      Appendix A

                               InfoNow Corporation
                             AUDIT COMMITTEE CHARTER

                                  Organization

The Audit Committee shall be comprised of three or more directors as determined by the Board. Each member of the committee shall be independent of the management of the corporation and be free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member. In addition, all committee members shall also meet the definition of an "independent director" as specified in Nasdaq listing rules. All members of the committee shall have a working familiarity with basic finance and accounting practices and at least one member of the committee shall have accounting or related financial management expertise.

                                Responsibilities

The audit committee shall assist the Board in fulfilling their fiduciary responsibility to its shareholders, in providing general oversight relating to corporate accounting and reporting practices of the corporation, including the quality and integrity of the financial reports of the corporation. In order to accomplish its objectives, the audit committee should strive to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

In carrying out these responsibilities, the audit committee will:

     o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and review findings at the conclusion of the audit, including any adjustments, comments or recommendations of the independent auditors.

     o Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and review any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any changes in accounting principles and reporting standards used in the preparation of the Company's financial statements.

     o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the corporation's financial and accounting personnel and the cooperation that the independent auditors received during the course of the audit.

     o Review accounting and financial human resources and succession planning within the company.

     o Discuss the matters reviewed at each committee meeting with the board of directors.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                                      Appendix B

                                    ARTICLE 6
                   Shares of Common Stock Subject to the Plan

     6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 2,800,000 authorized shares. To the extent the aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an individual in a particular calendar year exceeds $100,000, such excess Stock Options shall be treated as NSOs. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

                            INFONOW CORPORATION PROXY

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2001

The undersigned hereby constitutes, appoints, and authorizes Harry R. Herbst as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the no par value common stock of InfoNow Corporation, a Delaware corporation, at the Annual Meeting of the Stockholders to be held May 11, 2001, at The Embassy Suites Hotel, Remington 2 Meeting Room, 1881 Curtis St., Denver, Colorado, at 10:00 a.m. M.D.T., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated April 16, 2001, receipt of which is hereby acknowledged.

1. Approval of the election of each of the four nominees named herein for the office of director to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

     |_|  FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

     |_|  WITHHOLD AUTHORITY TO VOTE FOR ALL LISTED BELOW

     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

          Michael W. Johnson, Duane Wentworth, Michael Basch, Al Spies

2. To amend the Company's 1999 Stock Option Plan to increase the number of shares of Common Stock available for purchase from 2,000,000 to up to 2,800,000 shares.

     |_| FOR                      |_|   AGAINST                   |_|    ABSTAIN

3. Ratification of the appointment of Deloitte & Touche, LLP as independent auditors of the Company for the fiscal year ended December 31, 2001.

     |_| FOR                      |_|   AGAINST                   |_|    ABSTAIN

4. To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

     |_| FOR                      |_|   AGAINST                   |_|    ABSTAIN

The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

By signing this proxy the signatory authorizes its transmission to the Company or the proxies by electronic means, including telecopy

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

                               DATED:                          ,  2001
                                      ------------------------

                                      ------------------------------------------
                                            Signature(s) of Shareholder(s)

                                      ------------------------------------------
                                            Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFONOW CORPORATION. PLEASE SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

     THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.